SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 3, 2004

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Item 5. Other Events

On February 3, 2004, Dynegy Inc. (“Dynegy”), the ultimate parent company of Illinois-based utility Illinois Power Company (“Illinois Power”), announced the execution of a purchase agreement under which Ameren Corporation (“Ameren”) will acquire all of the outstanding common and preferred stock of Illinois Power owned by Illinova Corporation, a Dynegy subsidiary (“Illinova”), and Dynegy’s 20 percent minority interest in the Joppa power generation facility in Joppa, Ill. in exchange for $2.3 billion. The purchase price includes the assumption by Ameren of Illinois Power’s debt, expected to be $1.8 billion at closing, the deposit by Ameren of $100 million into escrow and $400 million of cash, subject to working capital adjustments. Dynegy expects to use the net proceeds from the transaction to reduce outstanding debt.

The sale is conditioned upon, among other things, the elimination of the $2.3 billion intercompany note between Illinois Power and Illinova, Illinois Power’s direct parent company; and the receipt of all regulatory approvals as specified in the purchase agreement, including approvals from the Illinois Commerce Commission, the Federal Energy Regulatory Commission, the Securities and Exchange Commission, and other governmental and regulatory agencies. Pending these approvals, the acquisition is expected to close in the fourth quarter of 2004. The purchase agreement may be terminated by either party if the closing does not occur on or before December 31, 2004.

In a related agreement that is conditioned upon the closing of the transaction, Dynegy has contracted to sell 2,800 megawatts of capacity and energy to Illinois Power for two years beginning in January 2005. The capacity will be provided by Dynegy’s generation facilities in Illinois and used by Ameren to meet Illinois Power customer demand. It is anticipated that this arrangement will be in place concurrently with the termination of Dynegy’s current power purchase agreement with Illinois Power and the closing of the transaction.

Assuming a fourth quarter 2004 closing, the sale of Illinois Power is expected to improve Dynegy’s liquidity position and be dilutive to earnings beginning in 2005. The company’s accounting for the transaction is expected to impact its 2003 net loss and its 2004 earnings guidance estimates, in each case as originally reported on January 29, as further discussed in the company’s press release, which is attached hereto as Exhibit 99.1.

In addition, Larry F. Altenbaumer, president of Illinois Power, announced his retirement, effective April 1, 2004, after more than 30 years of service. He will serve in a consulting role and assist with the approval process over the next several months. Blake Young, who currently serves as executive vice president and chief administrative officer of Dynegy, will assume overall responsibility of Illinois Power and the transition to Ameren during the regulatory approval process.

A copy of the purchase agreement is included herein as Exhibit 2.1 and a copy of Dynegy’s press release with respect to the transaction is included herein as Exhibit 99.1. The Purchase Agreement and the press release are incorporated herein by reference. The foregoing description of the purchase agreement and the press release and the transactions contemplated thereby or discussed therein are qualified in their entirety by reference to such exhibits. In addition, this current report on Form 8-K and the February 3rd press release contain statements intended as “forward-looking statements” which are subject to the cautionary statement about forward-looking statements set forth in the press release.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits:

Exhibit No.	Document
2.1	Purchase Agreement dated February 2, 2004 among Dynegy Inc., Illinova Corporation, Illinova Generating Company and Ameren Corporation.

99.1	Press release dated February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: February 4, 2004	By:	/s/ J. KEVIN BLODGETT
	Name:	J. Kevin Blodgett
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document
2.1	Purchase Agreement dated February 2, 2004 among Dynegy Inc., Illinova Corporation, Illinova Generating Company and Ameren Corporation.

99.1	Press release dated February 3, 2004.